Filed Pursuant to Rule 424(b)(5)

Registration No. 333-266405

Prospectus Supplement
(To Prospectus dated July 29, 2022)

Up to $2,750,000,000

Common Shares

Enbridge Inc. (the “Corporation”) has entered into an equity distribution agreement with BMO Capital Markets Corp., CIBC World Markets Corp., National Bank of Canada Financial Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, RBC Capital Markets, LLC, ATB Capital Markets USA Inc., Desjardins Securities International Inc. and Morgan Stanley & Co. LLC (the “U.S. sales agents”) and BMO Nesbitt Burns Inc., CIBC World Markets Inc., National Bank Financial Inc., Scotia Capital Inc., TD Securities Inc., Barclays Capital Canada Inc., Citigroup Global Markets Canada Inc., Merrill Lynch Canada Inc., Mizuho Securities Canada Inc., Wells Fargo Securities Canada, Ltd., RBC Dominion Securities Inc., ATB Securities Inc., Desjardins Securities Inc. and Morgan Stanley Canada Limited (the “Canadian sales agents” and, together with the U.S. sales agents, the “sales agents”), pursuant to which the Corporation may offer and sell from time to time through the sales agents, as agents, common shares of the Corporation (“Common Shares”) having an aggregate offering price of up to $2.75 billion (or the equivalent in U.S. dollars determined using the exchange rate posted by Thomson Reuters on the date the Common Shares are sold) (such offered Common Shares, the “Offered Shares”) in the United States and each of the provinces of Canada pursuant to placement notices delivered by the Corporation to the sales agents from time to time in accordance with the terms of the equity distribution agreement.

The Common Shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “ENB”. On May 14, 2024, the closing price of the Common Shares was US$36.99 per Common Share on the NYSE and $50.50 per Common Share on the TSX. The NYSE has authorized the listing of the Offered Shares that may be distributed under the offering, subject to official notice of issuance. The TSX has conditionally approved the listing of the Offered Shares that may be distributed under the offering, subject to the Corporation fulfilling all of the requirements of the TSX.

Sales of the Offered Shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the U.S. Securities Act of 1933, including, without limitation, sales made on or through the NYSE or the TSX or any other marketplace in the United States or Canada where the Common Shares may be traded. The sales agents may also sell the Offered Shares by any other method agreed by the Corporation and the applicable sales agent and permitted by applicable law, including, without limitation, as block transactions. The U.S. sales agents will only sell Offered Shares on marketplaces in the United States, and the Canadian sales agents will only sell Offered Shares on marketplaces in Canada. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts, consistent with normal trading and sales practices and in accordance with applicable law and regulations, to sell on the Corporation’s behalf all of the Offered Shares designated by the Corporation pursuant to a placement notice. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. The Offered Shares will be distributed at market prices prevailing at the time of sale. As a result, prices at which Offered Shares are sold may vary between purchasers and during the period of any distribution. There is no minimum amount of funds that must be raised under this offering. This means that this offering may terminate after raising only a portion of the offering amount set out above, or none at all. See “Plan of Distribution” in this prospectus supplement for more information.

This offering is being made concurrently in Canada under the terms of a prospectus supplement to a short form base shelf prospectus filed with the securities commissions or similar authorities in each of the provinces of Canada. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Offered Shares in Canada.

Under the equity distribution agreement, we may also sell Offered Shares to the sales agents as principals for their own accounts, at a price to be agreed upon at the time of sale. If we sell Offered Shares to the sales agents as principals, we will enter into a separate terms agreement with the sales agents, and, to the extent required by applicable law, we will describe the agreement and the rate of compensation in a separate prospectus supplement.

The compensation payable to the sales agents for sales of Offered Shares sold pursuant to the equity distribution agreement will be up to 2.0% of the gross offering proceeds per Offered Share sold under the equity distribution agreement, and will be paid in the same currency as the Offered Shares to which such commission pertains were sold. The compensation shall be allocated among the sales agents in such amounts as may be agreed to by the Corporation and the sales agents, regardless of which sales agent effects the sale. In connection with the sale of the Offered Shares on our behalf, the sales agents may each be deemed to be an “underwriter” within the meaning of the U.S. Securities Act of 1933, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the several sales agents with respect to certain liabilities, including liabilities under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934.

The U.S. sales agents are not registered as investment dealers in any Canadian jurisdiction and, accordingly, the U.S. sales agents will only sell the Offered Shares in the United States and will not, directly or indirectly, solicit offers to purchase or sell the Offered Shares in Canada.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated and organized under the laws of Canada, that some or all of our officers and directors are residents of Canada, that some or all of the sales agents or experts named in this prospectus supplement or the accompanying prospectus are residents of Canada, and that all or a substantial portion of our assets and said persons are located outside the United States.

Investing in the Offered Shares involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risk factors set forth under the heading “Item 1A. Risk Factors” in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference into this prospectus supplement and the accompanying prospectus.

BMO Capital Markets	CIBC Capital Markets	National Bank of Canada Financial Markets	Scotiabank	TD Securities	Barclays	BofA Securities	Citigroup

Deutsche Bank Securities	Mizuho	Wells Fargo Securities	RBC Capital Markets	ATB Capital Markets	Desjardins Capital Markets	Morgan Stanley

May 15, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

IMPORTANT NOTICE

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Offered Shares. The accompanying prospectus, dated July 29, 2022, is referred to as the “prospectus” in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not, and the sales agents have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the sales agents are not, making an offer of the Offered Shares in any jurisdiction where the offer is not permitted. You should bear in mind that although the information contained in, or incorporated by reference in, this prospectus supplement or the accompanying prospectus is intended to be accurate as of the date on the front of such documents, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this prospectus supplement or the accompanying prospectus and by any amendments to the prospectus or subsequently filed prospectus supplements.

To the extent there is a conflict between the information contained in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, all capitalized terms and acronyms used and not otherwise defined herein have the meanings provided in the prospectus. In this prospectus supplement, the prospectus and any document incorporated by reference, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars or “$” or “CDN$”. “U.S. dollars” or “US$” means the lawful currency of the United States. Unless otherwise indicated, all financial information included in this prospectus supplement, the prospectus and any document incorporated by reference is determined using U.S. GAAP. “U.S. GAAP” means generally accepted accounting principles in the United States. Except as set forth under “Description of Share Capital” and unless otherwise specified or the context otherwise requires, all references in this prospectus supplement, the prospectus and any document incorporated by reference to “Enbridge”, the “Corporation”, “we”, “us” and “our” mean Enbridge Inc. and its subsidiaries.

CANADIAN PROSPECTUS

This offering is being made concurrently in the United States pursuant to this prospectus supplement and the accompanying base prospectus and in Canada pursuant to a prospectus supplement to a short form base shelf prospectus filed with the securities commissions or similar authorities in each of the provinces of Canada. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the Canadian prospectus supplement and short form base shelf prospectus. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Offered Shares in Canada.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The prospectus and this prospectus supplement, including the documents incorporated by reference into the prospectus and this prospectus supplement, contain both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). This information has been included to provide information about the Corporation and its subsidiaries and affiliates, including management’s assessment of the Corporation’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in the prospectus and this prospectus supplement include, but are not limited to, statements with respect to the following: the Corporation’s corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (“NGL”), liquefied natural gas (“LNG”), renewable natural gas (“RNG”) and renewable energy; energy transition and lower-carbon energy, and our approach thereto; environmental, social and governance goals, practices and performance; industry and market conditions; anticipated utilization of the Corporation’s assets; dividend growth and payout policy; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission, Gas Distribution and Storage, and Renewable Power Generation businesses; the characteristics, anticipated benefits, financing and timing of our acquisitions and other transactions, including the acquisitions of three United States gas utilities (the “Gas Utilities”) from Dominion Energy, Inc. (the “Acquisitions”) and the joint venture with WhiteWater Midstream, LLC/I Squared Capital and MPLX LP (the “Whistler Parent JV”); expected costs, benefits and in-service dates related to announced projects and projects under construction; expected capital expenditures; investable capacity and capital allocation priorities; expected equity funding requirements for the Corporation’s commercially secured growth program; expected future growth, development and expansion opportunities; expected optimization and efficiency opportunities; expectations about the Corporation’s joint venture partners’ ability to complete and finance projects under construction; our ability to complete the Acquisitions and successfully integrate the Gas Utilities; expected closing of other acquisitions and dispositions and the timing thereof, including the remaining Acquisitions, and the Whistler Parent JV; expected future actions of regulators and courts, and the timing and impact thereof; toll and rate cases discussions and proceedings and anticipated timeline and impact therefrom, including those relating to the Gas Distribution and Storage business; operational, industry, regulatory, climate change and other risks associated with our businesses; this offering, including the expected use of the net proceeds, if any, received therefrom by the Corporation; and our assessment of the potential impact of the various risk factors identified in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Although the Corporation believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy; anticipated utilization of assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; the stability of the Corporation’s supply chain; operational reliability; maintenance of support and regulatory approvals for the Corporation’s projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of acquisitions and dispositions, including the remaining Acquisitions, and the amount and timing of proceeds received from this offering; the realization of anticipated benefits of transactions, including the Acquisitions; governmental legislation; litigation; estimated future dividends and impact of the Corporation’s dividend policy on its future cash flows; the Corporation’s credit ratings; capital project funding; hedging program; expected earnings before interest, income taxes, and depreciation and amortization; expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Corporation’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Corporation operates and may impact levels of demand for the Corporation’s services and cost of inputs, and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government, court and regulatory approvals on construction and in-service schedules; and cost recovery regimes.

S-iii

The Corporation’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of the Corporation’s strategic priorities; operating performance; legislative and regulatory parameters; litigation; acquisitions (including the Acquisitions), dispositions and other transactions and the realization of anticipated benefits therefrom; this offering; operational dependence on third parties; dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; political decisions; global geopolitical conditions; and the supply of, demand for and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in the prospectus, this prospectus supplement and in documents incorporated by reference into the prospectus and this prospectus supplement. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and the Corporation’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, the Corporation assumes no obligation to publicly update or revise any forward-looking statement made in the prospectus and this prospectus supplement or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to the Corporation or persons acting on the Corporation’s behalf, are expressly qualified in their entirety by these cautionary statements.

For more information on forward-looking statements, the assumptions underlying them, and the risks and uncertainties affecting them, see “Note Regarding Forward-Looking Statements” in the prospectus and “Risk Factors” in this prospectus supplement and the prospectus.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the “SEC”). Such reports and other information are available on the SEC’s website at www.sec.gov and the Corporation’s website at www.enbridge.com. The information contained on or accessible from the Corporation’s website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. Prospective investors may read and download the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to certain securities, including the Common Shares offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

S-v

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the U.S. Exchange Act until the termination of the offering under this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 9, 2024 (the “2023 Annual Report”);

•	Amendment No. 1 on Form 10-K/A, filed on March 13, 2024, to the 2023 Annual Report;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 10, 2024;

•	Our Current Reports on Form 8-K (or Form 8-K/A) filed on March 8, 2024 (Item 1.01 only), March 13, 2024, March 22, 2024, April 5, 2024 and May 9, 2024; and

•	The description of our Common Shares in our Registration Statement on Form 8-A (Registration Statement No. 001-15254) filed on April 20, 2018, as updated by the description of our Common Shares included in Exhibit 4.14 to our 2023 Annual Report, together with any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained therein or herein or in a document incorporated or deemed to be incorporated by reference therein or herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein or herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Corporate Secretary of Enbridge Inc., Suite 200, 425 - 1st Street S.W., Calgary, Alberta, Canada T2P 3L8 (telephone 1-403-231-3900). Documents that we file with or furnish to the SEC are also available on the SEC’s website at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this prospectus supplement.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Offered Shares. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

The Corporation

Enbridge is a leading North American energy infrastructure company. The Corporation’s core businesses include Liquids Pipelines, which consists of pipelines and terminals in Canada and the United States that transport and export various grades of crude oil and other liquid hydrocarbons; Gas Transmission, which consists of investments in natural gas pipelines and gathering and processing facilities in Canada and the United States; Gas Distribution and Storage, which consists of natural gas utility operations that serve residential, commercial and industrial customers in Ontario and Quebec; and Renewable Power Generation, which consists primarily of investments in wind and solar assets, as well as geothermal, waste heat recovery and transmission assets, in North America and Europe.

Enbridge is a public company, with Common Shares that trade on the TSX and the NYSE under the symbol “ENB”. The Corporation was incorporated under the Companies Ordinance of the Northwest Territories on April 13, 1970 and was continued under the Canada Business Corporations Act on December 15, 1987. Enbridge’s principal executive offices are located at Suite 200, 425 - 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, and its telephone number is 1-403-231-3900.

The Offering

Common Shares offered	Common Shares having an aggregate offering price of up to $2.75 billion.

Manner of offering

“At the market offering” that may be made from time to time through our sales agents acting as principal or as our sales agents, including, without limitation, sales made on or through the NYSE or the TSX or any other marketplace in the United States or Canada where the Common Shares may be traded. The sales agents may also sell the Offered Shares by any other method agreed by the Corporation and the applicable sales agent and permitted by applicable law, including, without limitation, as block transactions. If we sell Offered Shares to the sales agents as principals, we will enter into a separate terms agreement with the sales agents, and, to the extent required by applicable law, we will describe the agreement in a separate prospectus supplement. See “Plan of Distribution” for more information.

Use of proceeds

We currently intend to use the net proceeds we receive from this offering, if any, to finance a portion of the aggregate purchase price for the remaining Acquisitions to be completed and any adjustments thereto and to pay related fees and expenses of this offering and such Acquisitions.

Pending completion of such Acquisitions, we may use all or a portion of the net proceeds of this offering, if any, to reduce our existing short-term indebtedness and/or may invest a portion of the net proceeds of this offering, if any, in deposit accounts, money market funds, short-term marketable debt securities, and United States government sponsored enterprise obligations and corporate obligations. The consummation of any of such Acquisitions is not contingent upon the consummation of any sales under this offering, and any sales under this offering are not contingent upon the consummation of any of such Acquisitions. In the event that any or all of such Acquisitions are not completed, we may use the net proceeds from this offering, if any, to reduce our existing indebtedness, finance future growth opportunities, including acquisitions, finance our capital expenditures or for other general corporate purposes.

See “Use of Proceeds” in this prospectus supplement for additional information.

Risk factors	Investing in the Offered Shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and Part I, Item 1A “Risk Factors” in the 2023 Annual Report for a discussion of factors that you should refer to and carefully consider before deciding to invest in the Offered Shares.

Other relationships

Affiliates of some of the sales agents participating in this offering may be lenders under the Corporation’s current, replacement or future credit facilities and may receive a portion of the proceeds of this offering through our repayment of the indebtedness outstanding under our credit facilities with such proceeds. Affiliates of some of the sales agents participating in this offering may hold debt securities or other indebtedness of the Corporation. See “Use of Proceeds” in this prospectus supplement.

NYSE symbol	ENB

RISK FACTORS

You should consider carefully the following risks and other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in the Offered Shares. In particular, we urge you to consider carefully the following risk factors, as well as the risk factors set forth under the heading “Item 1A. Risk Factors” in the 2023 Annual Report, incorporated by reference into this prospectus supplement and the accompanying prospectus. The following risks and uncertainties as well as risks and uncertainties presently unknown to us could materially and adversely affect our financial condition and results of operations. In that event, the value of our Common Shares may be adversely affected.

Risks Related to This Offering and Ownership of our Common Shares

The price of our Common Shares may fluctuate significantly, and you could lose all or part of your investment.

The market price of our Common Shares may fluctuate due to a variety of factors relative to our business, including announcements of new developments, fluctuations in our operating results, sales of our Common Shares in the marketplace, failure to meet analysts’ expectations, changes in expectations as to our future financial performance, any public announcements made in regard to this offering, the impact of various tax laws or rates and general market conditions, the operating and securities price performance of other companies that investors believe are comparable to us, or the worldwide economy. In recent years, stock markets have experienced significant price fluctuations, which have been unrelated to the operating performance of the affected companies. There can be no assurance that the market price of our Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

Our ability to declare and pay dividends may be limited, and any return on investment may be limited to the value of our Common Shares.

Provisions of various trust indentures and credit arrangements to which we are a party restrict our ability to declare and pay dividends under certain circumstances and, if such restrictions apply, they may, in turn, have an impact on our ability to declare and pay dividends on our Common Shares.

Additionally, so long as any series of preference shares of the Corporation is outstanding, we are not permitted to declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Corporation’s preference shares) on our Common Shares or any other shares of the Corporation ranking junior to the preference shares with respect to the payment of dividends unless all dividends up to and including the dividends payable on the last preceding dividend payment dates on all preference shares then outstanding shall have been declared and paid or set apart for payment at the date of any such action. We are not restricted from issuing additional preference shares and may issue additional preference shares from time to time in the future.

We are not restricted from issuing additional Common Shares, and the issuance and sale of a substantial amount of additional Common Shares or other securities could dilute the ownership interest of holders of our Common Shares or depress the price of our Common Shares.

Except as described in this prospectus supplement or the accompanying prospectus, or in the documents incorporated by reference herein or therein, we are not restricted from issuing additional Common Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. We may issue our Common Shares or other securities from time to time as consideration for pending or future acquisitions and investments in addition to funding a portion of the aggregate purchase prices for such acquisitions and investments with the issuance of our Common Shares. If any such acquisition or investment is significant, the number of Common Shares, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial.

Future sales or the availability for sale of substantial amounts of our Common Shares (including in connection with an acquisition or investment) in the public market could adversely affect the prevailing market price of our Common Shares. In addition, the issuance of additional Common Shares or such other securities will dilute the ownership interest of the holders of our Common Shares. We cannot predict the size of future issuances of our Common Shares or the effect, if any, that future issuances and sales of our Common Shares will have on the market price of our Common Shares.

The actual number of Offered Shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we and our sales agents may mutually agree for the sales agents to sell on our behalf Offered Shares at any time throughout the term of the equity distribution agreement, and the sales agents will be obligated to use commercially reasonable efforts to sell the Offered Shares. The number of Offered Shares that are sold by the sales agents after we request that sales be made will fluctuate based on the market price of the Common Shares during the sales period and limits we set with the sales agents. Because the price per share of the Offered Shares sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of Offered Shares that will ultimately be issued by us under the equity distribution agreement.

The Offered Shares will be sold in “at-the-market offerings,” and investors who buy Offered Shares at different times will likely pay different prices.

Investors who purchase Offered Shares in this offering at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of Offered Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Common Shares as a result of sales of Common Shares made at prices lower than the prices they paid.

We are a holding company and as a result are dependent on our subsidiaries to generate sufficient cash and distribute cash to us.

We are holding company and, as a result, our ability to pay dividends or make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend on our subsidiaries’ ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to declare or pay dividends.

Our Common Shares are subordinate to all of our debts and liabilities and you could lose all or part of your investment.

Our Common Shares are equity capital of the Corporation which ranks subordinate to debt and preference shares, if any, in the event of an insolvency or winding-up of the Corporation. If we were to become insolvent or be wound up, the Corporation’s assets would be used to pay liabilities and other debt before payments could be made on the preference shares, if any, and, subsequently, on the Common Shares.

We intend to use the net proceeds from this offering to fund a portion of the aggregate purchase price payable for the remaining Acquisitions to be completed. However, this offering is not conditioned upon the closing of any such Acquisitions, and we will have broad discretion to determine alternative uses of the proceeds.

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to finance a portion of the aggregate purchase price for the remaining Acquisitions to be completed and any adjustments thereto and to pay related fees and expenses of the offering and the Acquisitions. However, this offering is not conditioned upon the closing of any of the Acquisitions. If any or all of the Acquisitions are not consummated, we will have broad discretion in the application of the net proceeds from this offering, such as using the net proceeds from this offering to reduce our existing indebtedness, finance future growth opportunities, including acquisitions, finance our capital expenditures or for other general corporate purposes, and purchasers of our Offered Shares in this offering will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately.

USE OF PROCEEDS

We may issue and sell Offered Shares having aggregate sales proceeds of up to $2.75 billion (or the equivalent in U.S. dollars) from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Offered Shares under or fully utilize the equity distribution agreement with the sales agents as a source of financing. See “Plan of Distribution”. We may, from time to time, issue securities (including equity securities) other than pursuant to this prospectus supplement.

We currently intend to use the net proceeds we receive from this offering, if any, to finance a portion of the aggregate purchase price for the remaining Acquisitions to be completed and any adjustments thereto and to pay related fees and expenses of this offering and such Acquisitions. Pending completion of such Acquisitions, we may use all or a portion of the net proceeds of this offering, if any, to reduce our existing short-term indebtedness and/or may invest a portion of the net proceeds of this offering, if any, in deposit accounts, money market funds, short-term marketable debt securities, and United States government sponsored enterprise obligations and corporate obligations. The consummation of any such Acquisitions is not contingent upon the consummation of any sales under this offering, and any sales under this offering are not contingent upon the consummation of any such Acquisitions. In the event that any or all of such Acquisitions are not completed, we may use the net proceeds from this offering, if any, to reduce our existing indebtedness, finance future growth opportunities, including acquisitions, finance our capital expenditures or for other general corporate purposes. See the 2023 Annual Report, which is herein incorporated by reference, for a description of the Acquisitions.

DESCRIPTION OF SHARE CAPITAL

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships or joint venture interests. The following sets forth the terms and provisions of the existing capital of the Corporation. The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation’s articles and by-laws. The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of preference shares, issuable in series.

Common Shares

General

Each Common Share of the Corporation entitles the holder to one vote for each Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors of the Corporation, subject to prior satisfaction of preferential dividends applicable to any preference shares, and to participate ratably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the preference shares.

Under the dividend reinvestment and share purchase plan of the Corporation, which was suspended effective November 2, 2018 but may be reinstated by the Corporation in the future, subject to compliance with applicable securities laws, registered shareholders may reinvest their dividends in additional Common Shares of the Corporation or make optional cash payments to purchase additional Common Shares, in either case, free of brokerage or other charges.

The registrar and transfer agent for the Common Shares in Canada is Computershare Trust Company of Canada at its principal transfer offices in Calgary, Alberta; Vancouver, British Columbia; Toronto, Ontario; and Montréal, Québec, and in the United States is Computershare Trust Company, N.A. at its principal transfer offices in Canton, Massachusetts; Jersey City, New Jersey; and Louisville, Kentucky.

Shareholder Rights Plan

The Corporation has a shareholder rights plan (the “Shareholder Rights Plan”) that is designed to encourage the fair treatment of shareholders in connection with any take-over bid for the Corporation. Rights issued under the Shareholder Rights Plan become exercisable when a person, and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation’s outstanding Common Shares without complying with certain provisions set out in the Shareholder Rights Plan or without approval of the board of directors of the Corporation. Should such an acquisition or announcement occur, each rights holder, other than the acquiring person and its related parties, will have the right to purchase Common Shares of the Corporation at a 50% discount to the market price at that time. For further particulars, please refer to the Shareholder Rights Plan, filed as Exhibit 4.13 to the 2023 Annual Report, which is herein incorporated by reference.

Preference Shares

Shares Issuable in Series

The preference shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the articles of the Corporation, determine the designation, rights, privileges, restrictions and conditions to be attached to the preference shares of such series, except that no series shall be granted the right to vote at a general meeting of the shareholders of the Corporation or the right to be convertible or exchangeable for Common Shares, directly or indirectly.

For preference shares issued that are to be convertible into other securities of the Corporation, including other series of preference shares, no amounts will be payable to convert those preference shares.

Priority

The preference shares of each series shall rank on parity with the preference shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the Common Shares and over any other shares ranking junior to the preference shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

Voting Rights

Except as required by law, holders of the preference shares as a class shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation, provided that the rights, privileges, restrictions and conditions attached to the preference shares as a class may be added to, changed or removed only with the approval of the holders of the preference shares given in such manner as may then be required by law, at a meeting of the holders of the preference shares duly called for that purpose.

Stock Exchange Listing

Our Common Shares are listed on the NYSE and the TSX under the trading symbol “ENB”.

MATERIAL INCOME TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this offering who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Corporation and each of the sales agents, is not affiliated with the Corporation or any of the sales agents, and will acquire and hold such Offered Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. The Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (e) that is exempt from tax under the Tax Act; (f) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Offered Shares as those terms are defined in the Tax Act; or (g) a Holder that receives dividends on Offered Shares under or as part of a “dividend rental arrangement” as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in the Offered Shares.

Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of purchasing the Offered Shares pursuant to this offering.

This summary is based upon the current provisions of the Tax Act and the Canada-United States Income Tax Convention (1980) (the “Treaty”) in force as of the date hereof, any specific proposals to amend the Tax Act (the “Tax Proposals”) that have been published in writing by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel’s understanding of the current published administrative policies of the Canada Revenue Agency (the “CRA”). This summary assumes that any Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, or change in administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder.

Currency

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares (including dividends, adjusted cost base and proceeds of disposition) must be determined in Canadian dollars based on the relevant rate of exchange required under the Tax Act.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends

Dividends received or deemed to be received on the Offered Shares in the taxation year of a Resident Holder will be included in computing a Resident Holder’s income for the year. In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit in respect of taxable dividends properly designated by the Corporation as “eligible dividends” (as defined in the Tax Act) in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Corporation to designate dividends as eligible dividends. Resident Holders who are individuals (including certain trusts) should consult their own tax advisors in this regard.

In the case of a Resident Holder that is a corporation, dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will generally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than on a disposition to the Corporation that is not a sale in the open market in the manner in which Offered Shares would normally be purchased by any member of the public in the open market) will generally realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of such Offered Share immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Currently, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss realized by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years, to the extent and in the circumstances set out in the Tax Act.

For capital gains realized on or after June 25, 2024, Tax Proposals announced in the Federal Budget released on April 16, 2024 (“2024 Budget Proposals”) would generally increase the capital gains inclusion rate from one-half to two-thirds for corporations and trusts, and from one-half to two-thirds for individuals on the portion of capital gains realized, including capital gains realized indirectly through a trust or partnership, in a taxation year (or in each case the portion of the year beginning on June 25, 2024 in the case of the 2024 taxation year) that exceed $250,000. Under the 2024 Budget Proposals, two-thirds of capital losses realized prior to 2024 will be deductible against capital gains included in income at the two-thirds inclusion rate such that a capital loss will offset an equivalent capital gain regardless of the inclusion rate. The 2024 Budget Proposals do not include comprehensive rules (including draft legislation) implementing these changes and state that additional details related to the change of the capital gains inclusion rate are forthcoming. Resident Holders who may be subject to the increased inclusion rate for capital gains as a result of the 2024 Budget Proposals should consult their own tax advisors.

A capital loss realized on the disposition or deemed disposition of an Offered Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends received or deemed to have been received by the Resident Holder on such share (or on a share for which such share was substituted) to the extent and in the circumstances set out in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Offered Shares, directly or indirectly, through a partnership or trust. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or that is or is deemed to be a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to the Tax Proposals tabled in Parliament on November 30, 2023 as Bill C-59) at any time in a taxation year may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), which is defined to include an amount in respect of net taxable capital gains. Resident Holders should consult their own tax advisors in this regard.

Alternative Minimum Tax

Capital gains realized and dividends received (or deemed to be received) by a Resident Holder who is an individual (other than certain trusts) may give rise to alternative minimum tax under the Tax Act. Draft Tax Proposals to implement proposed amendments to the alternative minimum tax for taxation years that begin after 2023 were tabled in Parliament on May 2, 2024 as Bill C-69. Resident Holders who are individuals (including certain trusts) should consult their own tax advisors in this regard.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times: (i) is not resident or deemed to be resident in Canada, (ii) deals at arm’s length with the Corporation, and (iii) does not use or hold, and is not deemed to use or hold, Offered Shares in connection with a business carried on in Canada (each, a “Non-Resident Holder”). Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention. For example, under the Treaty, the withholding tax rate on dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder who is the beneficial owner of the dividends and who is resident in the United States for purposes of, and is fully entitled to the benefits of, the Treaty, is generally reduced to 15%. Non-Resident Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable income tax treaty or convention based on their particular circumstances.

Disposition of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of Offered Shares, unless the Offered Shares constitute taxable Canadian property of the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Generally, the Offered Shares will not constitute taxable Canadian property to a Non-Resident Holder at a particular time provided that the shares are listed at that time on a designated stock exchange for purposes of the Tax Act (which includes the TSX and NYSE), unless at any particular time during the 60-month period that ends at that time (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non- Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of the Corporation, and (ii) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties,” (c) “timber resource properties” and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing property whether or not the property exists, each as defined in the Tax Act. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Offered Shares may be deemed to be taxable Canadian property.

Taxation of Capital Gains and Losses

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of an Offered Share that is taxable Canadian property to that Non-Resident Holder, and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention, the consequences described above under the heading “—Residents of Canada—Taxation of Capital Gains and Losses” will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

Material United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning our Common Shares. It applies to you only if you acquire your Common Shares in this offering and you hold your Common Shares as capital assets for United States federal income tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including non-United States, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•	a person that holds Common Shares as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells Common Shares as part of a wash sale for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Treaty. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Common Shares, the United States federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Common Shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Common Shares.

You are a “U.S. holder” if you are a beneficial owner of Common Shares and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable regulations to be treated as a domestic trust.

You are a “non-U.S. holder” if you are a beneficial owner of Common Shares and you are neither a United States person nor a partnership for United States federal income tax purposes.

This summary is not exhaustive of all possible United States federal income tax considerations applicable to an investment in the Common Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular holder.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

The tax consequences of your investment in the Common Shares will depend in part on whether or not we are classified as a passive foreign investment company, or “PFIC,” for United States federal income tax purposes. Except as discussed below under “—PFIC Classification,” this discussion assumes that we are not, have not been and will not be classified as a PFIC for United States federal income tax purposes.

Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend for United States federal income tax purposes that is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Common Shares generally will be qualified dividend income provided that, in the year that you receive the dividend, either (i) the Common Shares are readily tradable on an established securities market in the United States or (ii) we qualify for the benefits of the Treaty. Our Common Shares are listed on the NYSE and, assuming they continue to be so listed, we expect that dividends will be qualified dividend income on that basis. Moreover, we believe that we are currently eligible for the benefits of the Treaty and, assuming we continue to be eligible for such benefits, we expect that dividends on the Common Shares will be qualified dividend income on that basis as well.

You must include any Canadian tax withheld from the dividend payment (as discussed under “—Material Canadian Income Tax Considerations—Non-Residents of Canada—Taxation of Dividends”) in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Canadian dollars payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Common Shares and thereafter as capital gain. However, we intend to treat all distributions as paid out of our current and accumulated earnings and profits (as determined for United States federal income tax purposes). Accordingly, you should expect to generally treat all distributions received from us as dividends.

Subject to certain limitations, any Canadian tax withheld as discussed under “—Material Canadian Income Tax Considerations—Non-Residents of Canada—Taxation of Dividends” and paid over to Canada will be creditable or deductible against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) 50% or more of our stock is owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, the United States source ratio of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates.

Sales or Dispositions

If you sell or otherwise dispose of your Common Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Common Shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Classification

We believe that we should not be currently classified as a PFIC for United States federal income tax purposes and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year.

In general, we will be a PFIC in a taxable year if:

•	at least 75% of our gross income for the taxable year is passive income or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets in such taxable year is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the equity interests of another corporation or a partnership, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation or the partnership, and as receiving directly its proportionate share of the other corporation’s or the partnership’s income.

If we are treated as a PFIC, you will generally be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your Common Shares, and

•	any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Common Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Common Shares during the three preceding taxable years or, if shorter, your holding period for the Common Shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the Common Shares,

•	the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•	the amount allocated to each other prior taxable year will be taxed at the highest tax rate in effect for that year, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

Unless you make certain elections, your Common Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Common Shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Common Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and (subject to the discussion above regarding the excess distribution rules) it will be subject to tax at rates applicable to ordinary income.

If you own Common Shares during any taxable year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621.

Shareholder Reporting

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons; (ii) financial instruments and contracts that have non-United States issuers or counterparties; and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. holders are urged to contact their tax advisors regarding this filing requirement.

Non-U.S. Holders

Dividends

Dividends paid to you in respect of Common Shares will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sales or Dispositions

You will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your Common Shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of Common Shares effected at a United States office of a broker.

Additionally, backup withholding (currently at a rate of 24%) may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of Common Shares effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Common Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

The Corporation has entered into the equity distribution agreement with the sales agents, acting as sales agents or as principals for their own account, under which it may offer and sell from time to time Offered Shares having an aggregate sale price of up to $2.75 billion in the United States and each of the provinces of Canada pursuant to placement notices delivered by the Corporation to the sales agents from time to time in accordance with the terms of the equity distribution agreement. Under the equity distribution agreement, the Corporation may also sell Offered Shares to the sales agents as principals for their own accounts, at a price to be agreed upon at the time of sale. If the Corporation sells Offered Shares to the sales agents as principals, the Corporation will enter into a separate terms agreement with the sales agents, and, to the extent required by applicable law, the Corporation will describe the agreement in a separate prospectus supplement.

Sales of the Offered Shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the U.S. Securities Act, including, without limitation, sales made on or through the NYSE or the TSX or any other marketplace in the United States or Canada where the Common Shares may be traded. The sales agents may also sell the Offered Shares by any other method agreed by the Corporation and the applicable sales agent and permitted by applicable law, including, without limitation, as block transactions. The U.S. sales agents will only sell Offered Shares on marketplaces in the United States, and the Canadian sales agents will only sell Offered Shares on marketplaces in Canada.

The Offered Shares will be distributed at market prices prevailing at the time of sale. As a result, prices at which Offered Shares are sold may vary between purchasers and during the period of any distribution. The Corporation cannot predict the number of Offered Shares that it may sell under the equity distribution agreement on the NYSE, the TSX or any other trading market for the Common Shares in the U.S. or Canada, or if any Offered Shares will be sold. There is no minimum amount of funds that must be raised in this offering. This means that this offering may terminate after raising only a portion of the offering amount set out above, or none at all.

The Corporation will designate the maximum amount of Offered Shares to be sold through the sales agents on a daily basis or otherwise as the Corporation and the sales agents agree and the minimum price per Offered Share at which such Offered Shares may be sold. No sales agent is required to sell any specific number or dollar amount of the Offered Shares, but the sales agents will use their commercially reasonable efforts, to sell on the Corporation’s behalf all of the Offered Shares designated by the Corporation pursuant to a placement notice, consistent with their normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the equity distribution agreement. The Corporation may instruct the sales agents not to sell any Offered Shares if the sales cannot be effected at or above the price designated by the Corporation in any such instruction. The Corporation or any sales agent, with respect to itself only, may suspend the offering of Offered Shares in accordance with the terms and conditions of the equity distribution agreement by notifying the other parties to the equity distribution agreement. The offering of the Offered Shares by the sales agents is subject to receipt and acceptance of a placement notice and subject to the sales agents’ right to reject any order in whole or in part.

The sales agents will provide the Corporation with written confirmation following the close of trading on the NYSE and TSX, as applicable, each day on which Offered Shares are sold under the equity distribution agreement. Each confirmation will include the number of Offered Shares and the average price of Offered Shares sold on such day (showing the number and the average price of Offered Shares sold on the TSX, on the NYSE or on any other marketplace), the gross offering proceeds received from such sales, the commission payable by the Corporation to the sales agents with respect to such sales and the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). To the extent required by applicable Canadian securities laws and the U.S. Exchange Act, the Corporation will report for each annual and interim period during which Offered Shares are distributed pursuant to this offering the number and average price of the Offered Shares distributed and the aggregate gross and aggregate net proceeds raised, and the aggregate commissions paid or payable, under the offering.

The compensation payable to the sales agents for sales of Offered Shares sold pursuant to the equity distribution agreement will be up to 2.0% of the gross offering proceeds per Offered Share sold under the equity distribution agreement, and will be paid in the same currency as the Offered Shares to which such commission pertains were sold. The compensation shall be allocated among the sales agents in such amounts as may be agreed to by the Corporation and the sales agents, regardless of which sales agent effects the sale.

Settlement of any sales of Offered Shares in the United States will occur on the (i) second trading day following the date on which the sale was made, in the case of sales made prior to May 28, 2024, or (ii) first trading day following the date on which the sale was made, in the case of sales made on or after May 28, 2024. Settlement of any sales of Offered Shares in the Canada will occur on the (i) second trading day following the date on which the sale was made, in the case of sales made prior to May 27, 2024, or (ii) first trading day following the date on which the sale was made, in the case of sales made on or after May 27, 2024. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of Offered Shares in the United States will be settled through the facilities of The Depository Trust Company or by such other means as the Corporation and the sales agents may agree and sales of Offered Shares in Canada will be settled through the facilities of CDS Clearing and Depository Services Inc. or by such other means as the Corporation and the sales agents may agree.

If we or the sales agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the U.S. Exchange Act, are not satisfied with respect to us or our Common Shares, we or the applicable sales agent(s), as applicable, are required by the equity distribution agreement to notify the other parties and sales of Offered Shares under the equity distribution agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The offering of the Offered Shares pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of the Offered Shares subject to the equity distribution agreement, (ii) termination of the equity distribution agreement by the Corporation or by the sales agents as provided therein, or (iii) on December 31, 2024.

In connection with the sales of the Offered Shares on the Corporation’s behalf, the sales agents may each be deemed to be an “underwriter” within the meaning of the U.S. Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts.

The Corporation has agreed to provide indemnification and contribution to the several sales agents against certain liabilities, including liabilities under the U.S. Securities Act and the U.S. Exchange Act. In addition, the Corporation has agreed to pay the reasonable expenses of the sales agents in connection with this offering.

No sales agent involved in the at-the-market distribution, no affiliate of such a sales agent and no person or company acting jointly or in concert with a sales agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the prospectus or this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the sales agent creating an over-allocation position in the securities.

The total expenses that the Corporation incurred related to the commencement of the offering, excluding the commission payable to the sales agents under the terms of the equity distribution agreement, were approximately US$1.5 million.

The issued and outstanding Common Shares are listed and traded on the NYSE and the TSX. The NYSE has authorized the listing of the Offered Shares that may be distributed under the offering, subject to official notice of issuance. The TSX has conditionally approved the listing of the Offered Shares that may be distributed under the offering, subject to the Corporation fulfilling all of the requirements of the TSX.

Other Relationships

The sales agents or their affiliates perform and have performed commercial banking, investment banking and advisory services for the Corporation from time to time for which they receive and have received customary fees and expenses. The sales agents may, from time to time, engage in transactions with and perform services for the Corporation in the ordinary course of their business. In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Corporation or its affiliates. Certain of the sales agents and their affiliates who have a lending relationship with us, routinely hedge, and certain other of those sales agents and their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the sales agents or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The sales agents and their affiliates may also make investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Each of the sales agents is, directly or indirectly, a subsidiary or an affiliate of a bank or other financial institution that is one of the Corporation’s lenders and to which the Corporation is currently indebted (collectively, the “Affiliate Lenders”) or to which the Corporation or its subsidiaries may become indebted. Further, affiliates of Morgan Stanley & Co. LLC and RBC Capital Markets, LLC acted as financial advisors to the Corporation in connection with the Acquisitions and have received or will receive, as applicable, a fee upon the closing of each such Acquisition.

The decision to make any distribution of Offered Shares pursuant to the offering and the determination of the terms of the offering from time to time will be made through negotiation between Corporation and the sales agents. The Affiliate Lenders have not had and will not have any involvement in such decision or determination.

VALIDITY OF COMMON SHARES

The validity of the Offered Shares will be passed upon for us by McCarthy Tétrault LLP, Calgary, Alberta, Canada. Certain legal matters relating to United States law in connection with this offering will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the sales agents by Baker Botts L.L.P., Houston, Texas, and certain legal matters relating to Canadian law in connection with this offering will be passed upon for the sales agents by Dentons Canada LLP, Calgary, Alberta, Canada.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ENBRIDGE INC.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

COMMON SHARES

PREFERENCE SHARES

We may from time to time offer our debt securities (which may be guaranteed by our wholly owned subsidiaries, Spectra Energy Partners, LP (“SEP”) and Enbridge Energy Partners, L.P. (“EEP”)), common shares and cumulative redeemable preference shares (the “preference shares” and, together with our debt securities, the subsidiary guarantees of our debt securities (the “guarantees”) and our common shares, the “Securities”). We may offer the Securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus (the “Prospectus”).

The specific variable terms of any offering of Securities will be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”) including, where applicable: (i) in the case of common shares or preference shares, the number of shares offered and the offering price; and (ii) in the case of debt securities, the designation, any limit on the aggregate principal amount, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights, whether the debt securities will be guaranteed and any other specific terms of the debt securities.

The Corporation’s common shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “ENB”. Certain series of the Corporation’s preference shares are listed on the TSX. On July 28, 2022, the last reported sales price of our common shares on the NYSE was US$44.71 per share and the last reported sales price of our common shares on the TSX was Cdn$57.30 per share.

The Securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of the Securities in any applicable Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable Prospectus Supplement.

You should read this Prospectus and any accompanying Prospectus Supplement carefully before you invest in the Securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that at certain points in time, most of its officers and directors may be residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

Investing in these Securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see “Risk Factors” section on page 7 of this Prospectus and on page 42 of our annual report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, as well as any risk factors included in, or incorporated by reference into, an applicable Prospectus Supplement.

This Prospectus is dated July 29, 2022

The Corporation has not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this Prospectus or in any accompanying supplement to this Prospectus or any free writing prospectus. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus, any accompanying supplement to this Prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this Prospectus, any accompanying supplement to this Prospectus, and any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this Prospectus, any supplement to this Prospectus and any free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this Prospectus, a supplement or free writing prospectus are delivered and sold pursuant to this Prospectus or a supplement or free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this Prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our Securities.

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ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Securities that may be offered pursuant to this Prospectus. Each time we offer Securities pursuant to this Prospectus, we will provide you with one or more Prospectus Supplements that will provide specific information about the Securities being offered and describe the specific terms of that offering. A Prospectus Supplement may also include a discussion of any additional risk factors or other special considerations that apply to the Securities being offered and add to, update or change the information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any Securities.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars or Cdn$. “U.S. dollars” or “US$” means lawful currency of the United States. Unless otherwise indicated, all financial information included in this Prospectus or included in any Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”). Except as set forth under “Description of Debt Securities and Guarantees” and “Description of Share Capital”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Enbridge”, the “Corporation”, “we”, “us” and “our” mean Enbridge Inc. and its subsidiaries, partnership interests and joint venture investments.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference into this Prospectus, contain both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). This information has been included to provide readers with information about the Corporation and its subsidiaries and affiliates, including management’s assessment of the Corporation’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this Prospectus include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids (“NGL”), liquified natural gas and renewable energy; energy transition; expected earnings before interest, income taxes and depreciation and amortization (“EBITDA”); expected earnings/(loss); expected future cash flows and distributable cash flow; dividend growth and payout policy; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; expected costs and benefits related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction and for maintenance; expected capital expenditures, expected equity funding requirements for our commercially secured growth program; expected future growth and expansion opportunities; expectations about our joint venture partners’ ability to complete and finance projects under construction; expected future actions of regulators and courts; and toll and rate cases discussions and filings, including those relating to Gas Transmission and Midstream and Gas Distribution and Storage.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward- looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the COVID-19 pandemic and the duration and impact thereof; the expected supply of and demand for crude oil, natural gas, NGL and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; energy transition; anticipated utilization of assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in- service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on our future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA; expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates and the COVID-19 pandemic impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected earnings/(loss), expected future cash flows, expected distributable cash flow or estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities, operating performance, legislative and regulatory parameters; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; our dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; interest rates; commodity prices; political decisions; the supply of, demand for and prices of commodities; and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this Prospectus and in our other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward- looking statement made in this Prospectus or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the SEC’s website at www.sec.gov. Prospective investors may read and download the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Corporation has filed with the SEC under the U.S. Securities Act, a registration statement on Form S-3 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this Prospectus the information in documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this Prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus and information incorporated by reference into this Prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Exchange Act until the termination of the offering of the Securities under this Prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 11, 2022, as amended by the Form 10-K/A, filed on March 7, 2022 (the “Annual Report”);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 6, 2022;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on July 29, 2022;

•	Current Reports on Form 8-K filed on January 19, 2022, January 20, 2022, February 17, 2022, March 7, 2022, March 17, 2022, May 5, 2022 and June 10, 2022; and

•	The description of Enbridge share capital contained in the registration statement on Form F-10, filed on September 15, 2017, and any other amendments or reports filed for the purpose of updating that description.

Copies of the documents incorporated herein by reference may be obtained, upon written or oral request, without charge from the Corporate Secretary of Enbridge, Suite 200, 425 — 1st Street S.W., Calgary, Alberta, T2P 3L8 (telephone 1-403-231-3900). Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this Prospectus.

THE CORPORATION

Enbridge is a leading North American energy infrastructure company. The Corporation’s core businesses include Liquid Pipelines, which transports approximately 30% of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20% of the natural gas consumed in the United States; Gas Distribution and Storage, which serves approximately 3.9 million retail customers in Ontario and Quebec; and Renewable Power Generation, which owns approximately 1,766 megawatts (net) in renewable power generation capacity in North America and Europe.

Enbridge is a public company, with common shares that trade on both the Toronto Stock Exchange and the New York Stock Exchange under the symbol “ENB”. The Corporation was incorporated under the Companies Ordinance of the Northwest Territories on April 13, 1970 and was continued under the Canada Business Corporations Act on December 15, 1987. Enbridge’s principal executive offices are located at Suite  200, 425 — 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, and its telephone number is 1-403-231-3900.

RISK FACTORS

Investment in the Securities is subject to various risks. Before deciding whether to invest in any Securities, in addition to the other information included in, or incorporated by reference into, this Prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report, which is incorporated by reference into this Prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any Prospectus Supplement relating to specific offerings of Securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Corporation to be used for general corporate purposes, which may include reducing outstanding indebtedness and financing capital expenditures, investments and working capital requirements of the Corporation. Specific information about the use of proceeds from the sale of any Securities will be set forth in a Prospectus Supplement. The Corporation may invest funds that it does not immediately require in short-term marketable debt securities. The Corporation expects that it may, from time to time, issue securities other than pursuant to this Prospectus.

The net proceeds to be received by the Corporation from the sale of the Securities from time to time under this Prospectus are not expected to be applied to fund any specific project. The Corporation’s overall corporate strategy and major initiatives supporting its strategy are summarized in the Annual Report, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships interests or joint venture investments. The following description sets forth certain general terms and provisions of the debt securities and guarantees. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Indenture

The debt securities will be issued under an indenture dated February 25, 2005, as amended and supplemented from time to time (the indenture as amended and supplemented, the “Indenture”), between Enbridge, SEP, a wholly owned subsidiary of Enbridge, as guarantor, EEP, a wholly owned subsidiary of Enbridge, as guarantor (each of SEP and EEP a “Guarantor”) and Deutsche Bank Trust Company Americas, as trustee. Debt securities issued under the Indenture will not be offered or sold to persons in Canada pursuant to this Prospectus. The following summary of certain provisions of the Indenture and the debt securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Indenture.

The Corporation may issue debt securities and incur additional indebtedness other than through an offering of debt securities pursuant to this Prospectus.

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture or otherwise. The Indenture provides that debt securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Unless otherwise specified in the applicable Prospectus Supplement, debt securities may be issued in whole or in part in a global form and will be registered in the name of and be deposited with The Depository Trust Company or its nominee, Cede & Co. Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

General

Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness and will be guaranteed by both Guarantors. See “— Guarantees” below. Enbridge is a holding company that conducts substantially all of its operations and holds substantially all of its assets through its subsidiaries. As at June 30, 2022, the long-term debt (excluding the current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of Enbridge and its subsidiaries totaled approximately $70.0 billion, of which approximately $34.5 billion is subsidiary debt. The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Enbridge’s subsidiaries other than the Guarantors with respect to any guaranteed debt securities. The Indenture does not limit the incurrence of indebtedness and issuance of preferred stock of or by Enbridge’s subsidiaries. Nonetheless, we do not expect either Guarantor to issue any additional debt or any preferred stock after the date of this prospectus.

The Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under “Where You Can Find More Information”. The Indenture will be described in a Prospectus Supplement for such debt securities. For further details, prospective investors should refer to the Indenture and the applicable Prospectus Supplement.

Debt securities may also be issued under new supplemental indentures between us and a trustee or trustees as will be described in a Prospectus Supplement for such debt securities. The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

The Prospectus Supplement will set forth additional terms relating to the debt securities being offered, including covenants, events of default, provisions for payments of additional amounts and redemption provisions.

The Prospectus Supplement will also set forth the following terms relating to the debt securities being offered:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the party to whom any interest on a debt security of the series shall be payable;

•	the date or dates on which the principal of (and premium, if any, on) any debt securities of the series is payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where principal and any premium and interest are payable;

•	the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of the Corporation;

•	the obligation, if any, of the Corporation to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the terms and conditions upon which debt securities of the series may be redeemed or purchased, in whole or in part pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiples of $1,000, the denominations in which the debt securities are issuable;

•	if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series will be payable, and any related terms;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable, at the election of the Corporation or the holders, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, specific information relating to the currency, currencies or currency units, and the terms and conditions relating to any such election;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series that is payable upon acceleration of maturity;

•	if the principal amount payable at maturity of the debt securities of the series is not determinable prior to maturity, the amount that is deemed to be the principal amount prior to maturity for purposes of the debt securities and the Indenture;

•	if applicable, that the debt securities of the series are subject to defeasance and/or covenant defeasance;

•	if applicable, that the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for the global securities, the form of any legend or legends which will be borne by such global securities and any additional terms related to the exchange, transfer and registration of securities issued in global form;

•	any addition to or change in the events of default applicable to the debt securities of the series and any change in the right of the trustee or the holders of the debt securities to accelerate the maturity of the debt securities of the series;

•	any addition to or change in the covenants described in this Prospectus applicable to the debt securities of the series;

•	if the debt securities are to be subordinated to other of the Corporation’s obligations, the terms of the subordination and any related provisions;

•	whether the debt securities will be convertible into securities or other property, including the Corporation’s common stock or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of the Corporation or otherwise, the terms and conditions relating to conversion of the debt securities, and any other provisions relating to the conversion of the debt securities;

•	the obligation, if any, of the Corporation to pay to holders of any debt securities of the series amounts as may be necessary so that net payments on the debt security, after deduction or withholding for or on account of any present or future taxes and other governmental charges imposed by any taxing authority upon or as a result of payments on the securities, will not be less than the gross amount provided in the debt security, and the terms and conditions, if any, on which the Corporation may redeem the debt securities rather than pay such additional amounts;

•	whether the Corporation will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system;

•	whether the debt securities of the series will be guaranteed by either or both Guarantors; and

•	any other terms of the series of debt securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to Enbridge for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event Enbridge should become involved in a highly leveraged transaction or in the event of a change in control of Enbridge.

Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

Unless otherwise indicated in the applicable Prospectus Supplement, Enbridge may, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series; provided, however, that in the event any additional debt securities are not fungible with the outstanding debt securities for United States federal income tax purposes, such non-fungible additional debt securities will be issued with a separate CUSIP number so that they are distinguishable from the outstanding debt securities.

Guarantees

Unless otherwise specified in the applicable Prospectus Supplement, each of the Guarantors will fully, unconditionally, irrevocably, absolutely and jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on the debt securities and all other amounts due and payable by Enbridge under the Indenture and the debt securities, when and as such principal, premium, if any, interest and other amounts shall become due and payable. The guarantee of any debt securities is intended to be a general, unsecured, senior obligation of each of the Guarantors and will rank pari passu in right of payment with all indebtedness of each Guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee.

The guarantees of either Guarantor will be unconditionally released and discharged automatically upon the occurrence of any of the following events:

•	any direct or indirect sale, exchange or transfer, whether by way of merger, sale or transfer of equity interests or otherwise, to any person that is not an affiliate of Enbridge, of any of Enbridge’s direct or indirect limited partnership or other equity interests in such Guarantor as a result of which such Guarantor ceases to be a consolidated subsidiary of Enbridge;

•	the merger of such Guarantor into Enbridge or the other Guarantor or the liquidation and dissolution of such Guarantor;

•	with respect to any series of debt securities, the repayment in full or discharge or defeasance of such debt securities (each as contemplated by the Indenture or any applicable supplemental indenture);

•	with respect to EEP, the repayment in full or discharge or defeasance of the debt securities of EEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Seventeenth Supplemental Indenture, dated as of January 22, 2019, among EEP, the Corporation and U.S. Bank National Association, as trustee; or

•	with respect to SEP, the repayment in full or discharge or defeasance of the debt securities of SEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Eighth Supplemental Indenture, dated as of January 22, 2019, among SEP, the Corporation and Wells Fargo Bank, National Association, as trustee.

DESCRIPTION OF SHARE CAPITAL

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships or joint venture interests. The following sets forth the terms and provisions of the existing capital of the Corporation. The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation’s articles and by-laws. The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series.

Common Shares

Each common share of the Corporation entitles the holder to one vote for each common share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors of the Corporation, subject to prior satisfaction of preferential dividends applicable to any preference shares, and to participate ratably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the preference shares.

Under the dividend reinvestment and share purchase plan of the Corporation, registered shareholders may reinvest their dividends in additional common shares of the Corporation or make optional cash payments to purchase additional common shares, in either case, free of brokerage or other charges.

The registrar and transfer agent for the common shares in Canada is Computershare Trust Company of Canada at its principal office at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1. The co-registrar and co-transfer agent for the common shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

Shareholder Rights Plan

The Corporation has a shareholder rights plan (the “Shareholder Rights Plan”) that is designed to encourage the fair treatment of shareholders in connection with any take-over bid for the Corporation. Rights issued under the Shareholder Rights Plan become exercisable when a person, and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation’s outstanding common shares without complying with certain provisions set out in the Shareholder Rights Plan or without approval of the board of directors of the Corporation. Should such an acquisition or announcement occur, each rights holder, other than the acquiring person and its related parties, will have the right to purchase common shares of the Corporation at a 50% discount to the market price at that time. For further particulars, please refer to the Shareholder Rights Plan, filed as Exhibit 4.10 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, which is herein incorporated by reference.

Preference Shares

Shares Issuable in Series

The preference shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the articles of the Corporation, determine the designation, rights, privileges, restrictions and conditions to be attached to the preference shares of such series, except that no series shall be granted the right to vote at a general meeting of the shareholders of the Corporation or the right to be convertible or exchangeable for common shares, directly or indirectly.

For preference shares issued that are to be convertible into other securities of the Corporation, including other series of preference shares, no amounts will be payable to convert those preference shares.

Priority

The preference shares of each series shall rank on parity with the preference shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the common shares and over any other shares ranking junior to the preference shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

Voting Rights

Except as required by law, holders of the preference shares as a class shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation, provided that the rights, privileges, restrictions and conditions attached to the preference shares as a class may be added to, changed or removed only with the approval of the holders of the preference shares given in such manner as may then be required by law, at a meeting of the holders of the preference shares duly called for that purpose.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe material Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, if applicable, including whether the payments of dividends on common shares or preference shares or payments of principal, premium, if any, and interest on debt securities payable to a non-resident of Canada will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such material consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

The Corporation may sell the Securities to or through underwriters, agents or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to Securities sold to or through underwriters or agents will be named in the Prospectus Supplement relating to such Securities.

In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the Securities or out of the general funds of the Corporation.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of Securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

The Corporation is a Canadian corporation. While the Corporation has appointed Enbridge (U.S.) Inc. as its agent to receive service of process with respect to any action brought against it in any federal or state court in the United States arising from any offering conducted under this Prospectus, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon for us by McCarthy Tétrault LLP with respect to matters of Canadian law and by Sullivan & Cromwell LLP with respect to matters of New York law. The validity of the guarantees will be passed upon for us by Sullivan & Cromwell LLP. The validity of the common shares and preference shares will be passed upon for us by McCarthy Tétrault LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Enbridge Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enbridge Inc.

Up to $2,750,000,000

Common Shares

PROSPECTUS SUPPLEMENT

May 15, 2024

BMO Capital Markets

CIBC Capital Markets

National Bank of Canada Financial Markets

Scotiabank

TD Securities

Barclays

BofA Securities

Citigroup

Deutsche Bank Securities

Mizuho

Wells Fargo Securities

RBC Capital Markets

ATB Capital Markets

Desjardins Capital Markets

Morgan Stanley